UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2016

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

622 Broadway
New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 536-2842

Registrant’s Former Name or Address, if changed since last report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  Approval of Plan Amendments

On September 22, 2016, the stockholders of Take-Two Interactive Software, Inc. (the “Company”) approved certain amendments (the “Plan Amendments”) to the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (the “Plan”) at the Company’s annual meeting of stockholders (the “Annual Meeting”). Additional information regarding the results of the Company’s Annual Meeting is set forth below in this Report under Item 5.07.

The Plan Amendments, among other things, increase the share reserve under the Plan by 1,400,000 shares of common stock to 28,608,954 shares and amend the share counting provisions to provide that shares covered by awards that are settled in cash, as well as shares used to pay tax withholding obligations in respect of any “full value” award, will again be available for issuance under the Plan.

The foregoing description of the Plan Amendments is qualified in its entirety by the full text of the Plan incorporating the Plan Amendments, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On September 22, 2016, the Company held its Annual Meeting in New York, New York. As of the record date for the Annual Meeting, the Company had 86,015,312 shares of its common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding. At the Annual Meeting, 78,418,415 shares of Common Stock were represented in person or by proxy. The following matters were submitted to a vote of the stockholders at the Annual Meeting.

1.                         Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2017 and until their respective successors have been duly elected and qualified were as follows:

	For	Withheld	Broker Non-Votes
Strauss Zelnick	69,544,232	1,690,759	7,183,424
Robert A. Bowman	71,040,529	194,462	7,183,424
Michael Dornemann	70,844,840	390,151	7,183,424
J Moses	70,885,284	349,707	7,183,424
Michael Sheresky	70,892,419	342,572	7,183,424
Susan Tolson	71,036,462	198,529	7,183,424

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors, for a term expiring at the annual meeting of stockholders in 2017 and until their respective successors have been duly elected and qualified.

2.                         Advisory votes regarding the approval of the compensation of the named executive officers were as follows:

For	Against	Abstain	Broker Non-Votes
70,885,930	305,568	43,493	7,183,424

Based on the advisory votes set forth above, the compensation of the named executive officers was duly approved, on an advisory basis, by our stockholders.

3.                         Votes regarding the approval of the Plan Amendments to increase the available shares reserved thereunder by 1,400,000, and amend the share counting provisions to provide that shares covered by awards that are settled in cash, as well as shares used to pay tax withholding obligations in respect of any “full value” award, will again be available for issuance under the Plan were as follows:

For	Against	Abstain	Broker Non-Votes
61,953,308	9,254,294	27,389	7,183,424

Based on the votes set forth above, the Plan Amendments were duly approved by our stockholders.

4.                         Votes regarding ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending March 31, 2017, were as follows:

For	Against	Abstain	Broker Non-Votes
77,725,330	637,863	55,222	0

Based on the votes set forth above, the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending March 31, 2017 was duly ratified by our stockholders.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

10.1                        Amended and Restated Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 28, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

	By:	/s/ Matthew Breitman
	Name:	Matthew Breitman
	Title:	Senior Vice President, Deputy General Counsel & Corporate Secretary
Date: September 23, 2016

EXHIBIT INDEX

Exhibit	Description

10.1

Amended and Restated Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 28, 2016).